THESE OPTIONS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT
OF 1933 OR
STATE SECURITIES LAWS. THESE OPTIONS CANNOT BE SOLD, TRANSFERRED,
ASSIGNED
OR OTHERWISE DISPOSED OF EXCEPT AS PERMITTED BY THIS AGREEMENT
AND BY
APPLICABLE FEDERAL AND STATE SECURITIES LAWS.



                               CELTIC INVESTMENT INC.
                               STOCK OPTION AGREEMENT

          This Agreement is entered into this 31st day of January, 1997, by and between Celtic Investment, Inc., a Delaware corporation
("Corporation") and Reese Howell, Jr. ("Employee").

                                      RECITALS:

          WHEREAS, Salt Lake Mortgage ("SLM") and Corporation have entered into an Employment Agreement (the AEmployment
Agreement@) wherein there are jointly referred to as AEmployer@ whereby they have agreed to hire Employee and whereby Employee has agreed to be employed by Employer pursuant to the terms and conditions set forth therein; and approved by the Board of Directors of Employer and meets the requirements of SEC Rule 16(b)(3) promulgated under the Securities Exchange Act of 1934, as amended
(the AExchange Act@).

          WHEREAS, under the Employment Agreement, the Corporation has agreed to grant stock options to Employee entitling Employee to purchase shares of the Corporation=s common stock ("Shares"); and

          WHEREAS, the purpose of granting these options to Employee is to promote the success of the Corporation and SLM and to advance the interests of the Corporation and SLM by providing an additional means, through the grant of these stock options, to motivate, retain and reward Employee with an incentive for high levels of individual performance and improved financial performance of the Corporation and SLM;

NOW THEREFORE, IT IS AGREED AS FOLLOWS:

          1.1 Definitions. For the purposes of this Option Agreement, the following terms shall have the following meanings:

                   1.1.1.   Adjusted Pretax Profits.   For purposes of this
Agreement, Adjusted Pretax Profits shall have the same meaning as AAPI@ has in the Escrow Agreement (hereafter defined) and shall be calculated in the same manner it is calculated in the Escrow
Agreement.

                   1.1.2.   Bonus Period.   ABonus Period shall have the
same meaning it does in the Employment Agreement.

                   1.1.3 Escrow Agreement. AEscrow Agreement@ shall have the same meaning it does in the Employment Agreement.

                   1.1.4. Termination for Cause. "Termination For Cause" shall have the same meaning it does in the Employment Agreement.

                   1.1.5. Voluntary Termination. AVoluntary Termination@ shall have the same meaning it does in the Employment Agreement.

                   1.1.6. Good Reason Resignation. "Good Reason Resignation" shall have the same meaning it does in the Employment Agreement.

                   1.1.7. Termination Without Cause. ATermination Without Cause@ shall have the same meaning it does in the Employment Agreement.

          2.       Grant of Option, Option Types and Exercise Period.

                   2.1 Grant of Options. Subject to the terms and conditions of this Agreement, the Corporation hereby grants to the Employee, options ("Options") to purchase from the Corporation up to 500,000 Shares ("Option Shares") at a price of $3.00 per Share ("Exercise Price"). The Options granted hereunder shall be allocated between Time Based Options, as defined below, and Performance
Based Options, as defined below.

                   2.2. Time Based Options. Options to purchase 150,000 of the Option Shares (the ATime Based Options@) shall vest in two equal installments (AVesting Periods@) each of which shall entitle the Employee to purchase 75,000 Option Shares. The Time Based Options shall vest as follows:

                                                         Number of
                   Vesting Date                          Option Shares

                   January 31, 1998                      75,000
                   January 31, 1999                      75,000

                   2.3. Performance Based Options. Options to purchase the remaining 350,000 Option Shares (the APerformance
Based Options@) shall vest, if at all, over a period of three years and five months commencing on January 31, 1999 and ending on June 30, 2002. The vesting schedule shall be based on four periods during which the APerformance Based Options@ shall vest and such periods are as follows:
          Period 1 - Commencing January 31, 1999, ending June 30,
1999.

          Period 2 - Commencing July 1, 1999, ending June 30, 2000.

          Period 3 - Commencing July 1, 2000, ending June 30, 2001.

          Period 4 - Commencing July 1, 2001, ending January 31,
2002.


          (a) The first group (AFirst Option@) to purchase 48,611 Option Shares, shall vest, subject to the achievement of the Performance Criteria for the First Option, on June 30, 1999. In order for the First Option to vest, Adjusted Pretax Profits for the twelve month period ending on June 30, 1999, must be not less than 118% of the Adjusted Pretax Profits as stated in the June 30, 1998 fiscal year ending audited financial statements.

          (b) The second group (ASecond Option@) to purchase 116,667 Option Shares, shall vest, subject to the achievement of the Performance Criteria for the Second Option, on June 30, 2000. In order for the Second Option to vest, Adjusted Pretax Profits for the twelve month period ending on June 30, 2000, must be not less than 118% of the Adjusted Pretax Profits as stated in the June 30, 1999 fiscal year ending audited financial statements.

          (c) The third group (AThird Option@) to purchase 116,667 Option Shares, shall vest, subject to the achievement of the Performance Criteria for the Third Option, on June 30, 2001. In order for the Third Option to vest, Adjusted Pretax Profits for the twelve month period ending on June 30, 2001, must be not less than 118% of the Adjusted Pretax Profits as stated in the June 30, 2000 fiscal year ending audited financial statements.

          (d) The fourth group (AFourth Option@) to purchase 68,055 Option Shares, shall vest subject to the achievement of the
Performance Criteria for the Fourth Options, on June 30, 2002.   In
order for the Fourth Option to vest, Adjusted Pretax Profits for the twelve month period ending on June 30, 2002, must be not less than 118% of the Adjusted Pretax Profits as stated in the June 30, 2001 fiscal year ending audited financial statements.

                   An example of the operation of the Performance Criteria is as follows: if the Adjusted Pretax Profits for the twelve month period ending June 30, 1999 are $1,000,000, then in order for the Second
Option to vest, Adjusted Pretax Profits must be $1,180,000 for the 12 month period ending on June 30, 2000.

                   2.4. No Prorata Vesting For Performance Based Options. Each group of Performance Based Options shall vest or be void in total on a group basis and there shall be no prorata vesting of Options within a group. If the Performance Criteria is not met for a group of Performance Based Options, then no Options from that group shall vest except for the provisions provided for in the employment agreement.

                   2.5.     Exercise Period.  Once vested under paragraph
2.2 or 2.3, an Option shall be exercisable for a period of five years.

          3. ISO's and NSO's. Each Option granted hereunder shall be deemed to be an Incentive Stock Option (AISO@) to the maximum amount allowed by the Internal Revenue Code ("IRC") and a Non-
Statutory Stock Option (ANSO=@) to the extent not deemed to be an ISO.

          4. Exercise of Option. Each Option shall become exercisable by the Employee beginning on the date of vesting and must be exercised, if at all prior to termination of such Option. Notwithstanding the foregoing, if required in order to be deemed to be an ISO, a Option shall not become exercisable until six months following the date on which shareholder approval for this Agreement is obtained. The Corporation shall seek shareholder approval of the grant of these Options at its next meeting of shareholders.

                   4.1. Manner of Exercise. An Option granted hereunder which has vested, may be exercised in whole or in part by delivery to the Corporation, from time to time, of a written notice signed by the Employee, specifying the number of Option Shares that the Employee then desires to purchase, together with cash, certified check, or bank draft payable to the order of the Corporation or with some other form of payment acceptable to the Board of Directors of the Corporation, for an amount equal to the Exercise Price of such Option Shares. Employee may make payment of all or a portion of the Exercise Price in installments over a period of not more than three (3) years and in such event, the Employee shall deliver a promissory note, in form satisfactory to the Corporation for the deferred portion of the Exercise Price secured by a pledge, also in form satisfactory to the Corporation, of the Option Shares purchased by such exercise of Option. This pledge shall provide that any sale by pledgee shall be conducted in a manner as to not give rise to any of the liability for the pledgor under Section 16 of the Exchange Act. Employee may pay all or a portion of the Exercise Price, and/or the tax withholding liability with respect to the exercise of the Option either by surrendering shares of stock already owned by Employee or by withholding Option Shares, provided that the Board of Directors of the Corporation determines that the fair market value of such surrendered stock or withheld Option
Shares is equal to the corresponding portion of such Exercise Price and/or tax withholding liability, as the case may be, to be paid for therewith.

                   4.2. Certificates. Promptly after any exercise in whole or in part of the Option by the Employee, the Corporation shall deliver to the Employee a certificate or certificates for the number of Option Shares with respect to which the Option was so exercised, registered in the Employee's name.

          5. Representations and Warranties of Employee. Employee hereby represents and warrants to the Corporation that:

                   5.1. Information. Employee has received and read all reports filed by the Corporation with the Securities and Exchange
Commission (ASEC Reports@) during 1995 and 1996. Employee acknowledges that all documents, records and books pertaining to an investment in the Corporation have been made available to Employee.

                   5.2.     Legal and Tax Counsel.  Employee has
consulted with his own attorney and tax advisor regarding legal matters concerning this Option and an investment in the Corporation and the tax consequences of this Option and of such an investment.

                   5.3. No Guaranties. Employee acknowledges that he is aware that there is no assurance with respect to the profitability of the Corporation.

                   5.4. Knowledge. Employee is, by reason of his business or financial experience, capable of evaluating the merits and risks of an investment in the Corporation and of protecting Employee's own interests in connection with his acquisition of this Option and an investment in the Corporation.

                   5.5. Restricted Option and Shares. Employee acknowledges that this Option and the Option Shares are restricted and will be restricted unless registered under applicable securities laws. Employee is aware that it may not be possible to liquidate his investment in the Corporation. Employee agrees, that until registered, certificates evidencing the Option Shares shall bear a legend restricting the transfer thereof consistent with the foregoing and that stock transfer instructions may be issued to the Corporation's transfer agent restricting the transfer of the Option Shares.

          6. Duration of Option. Each Option, granted hereunder, to the extent vested and not previously exercised, shall terminate upon the earliest of the following dates:

                   6.1.  Five (5) years from the date of vesting;

                   6.2. If the Employment Agreement is terminated by the Employer for cause, for reason of disability or for reason of death pursuant to paragraphs 2.3, 2.5 or 2.6 of the Employment Agreement, or if the Employment Agreement is voluntarily terminated by the Employee pursuant to paragraph 2.7 of the Employment Agreement, then:

                   (a) the Time Based Options for the year of termination shall be accelerated and shall vest immediately through the date of termination but shall be prorated. The number of Time Based Option Shares which Employee shall be entitled to purchase under this paragraph 6.2 shall be prorated on the basis of the percentage of the Vesting Period which has been completed as of the date of Termination for Cause. An example of this provision, is as follows:

                            In the event Employee has a Time Based Option
                   to purchase 12,000 Time Based Option Shares which Option vests on the first anniversary date of this Agreement, and if Employee is terminated pursuant to paragraphs 2.3, 2.5 or 2.6 of the Employment
                   Agreement or if there is a Voluntary Termination of the Employment Agreement pursuant to paragraph 2.7 thereof, nine months after the date of of this Agreement, then Employee shall have the right to purchase 9,000 Time Based Option Shares immediately after the date of such termination pursuant to the applicable terms and conditions of this Agreement.
                   The right to purchase the remaining 3,000 Time Based Option Shares shall be terminated immediately as of the date of such termination. Employee shall have no right to purchase Time Based Option Shares for any Vesting Period which is subsequent to the Vesting Period in which such termination occurred.

                   (b) all previously vested Time Based Options shall be exercisable according to the terms of this Agreement;

                   (c) all Time Based Options which have not vested prior to such termination or which do not vest pursuant to paragraph 6.2 (a) hereof, shall immediately expire;

                   (d) the vesting of Performance Based Options shall be accelerated. The number of Performance Based Option
          Shares which Employee shall be entitled to purchase shall be prorated on the basis of the percentage of the Bonus Period which has been completed as of the date of such termination.
          The Performance Based Option Shares which may be
          purchased under this paragraph 6.2(d) will not be determinable until the completion of the Corporation=s consolidated audited financial statements for the Bonus Period in which such
          termination occurs.   An example of this provision is as
          follows:

                            If, under this Agreement, Employee would be
                   entitled to purchase 150,000 Performance Based Option Shares had he worked for the entire Bonus Period, and if Employee=s employment was terminated immediately after sixty percent (60%) of the Bonus Period had been completed, then Employee shall be entitled to purchase 90,000 of the Performance Based Option Shares attributed to such Bonus Period. Employee shall not be entitled to purchase any Performance Based Option Shares which underlie Performance Based Options for Bonus Periods which are subsequent to the Bonus Period in which such termination occurred.

                   (e) all previously vested Performance Based Options shall be exercisable according to the terms of this Agreement; and

                   (f) all Performance Based Options which have not vested prior to such termination or which do not vest pursuant to paragraph 6.2 (d), shall immediately expire.

                   6.3. if the Employee's employment is terminated by Employer Without Cause pursuant to paragraph 2.4 of the Employment Agreement or by the Good Reason Resignation by Employee pursuant to paragraph 2.8 of the Employment Agreement, then:

                   (a) the Time Based Options for the Vesting Period in which such termination occurred shall be accelerated and shall vest immediately. An example of this provision, is as follows:

                            In the event Employee has a Time Based Option
                   to purchase 12,000 shares of Employers common stock which vests on the first anniversary date of this Agreement, and if Employee >s employment is Terminated Without Cause or employment is terminated by Employee pursuant to paragraph 2.8 of the Employment Agreement nine months after the date of this Agreement, then Employee shall have the right to purchase all 12,000 shares of Employer=s common stock immediately after the date of such termination pursuant to the applicable terms and conditions of this Agreement. Employee shall have no right to purchase Time Based Option Shares for any Vesting Period which is subsequent to the Vesting Period in which such termination occurred ;

                   (b) all previously vested Time Based Options shall be exercisable according to the terms of this Agreement;

                   (c) all Time Based Options which have not vested prior to such termination or which do not vest pursuant to
          Section 6.3 (a), shall immediately expire;

                   (d) the vesting of Performance Based Options shall be accelerated and the number of Performance Based Option shares which Employee is entitled to purchase shall be that number of Performance Based Option Shares which Employee would be entitled to purchase if he had been employed during the entire Bonus Period.  The Performance Based Option
          Shares which may be purchased under this paragraph 6.3(d)
          will not be determinable until the completion of the Corporation=s consolidated audited financial statements for the
          Bonus Period in which such termination occurred.   An
          example of this provision is as follows:

                            If, under this Agreement, Employee would be
                   entitled to purchase 150,000 Performance Based
                   Option Shares had he worked for the entire Bonus Period, and if Employee=s employment was Terminated without Cause or is terminated pursuant to paragraph
                   2.8 of the Employment Agreement immediately after sixty percent (60%) of the Bonus Period had been completed, then Employee shall be entitled to purchase all 150,000 Performance Based Option Shares attributed to such Bonus Period. Employee shall not be entitled to purchase any Performance Based Option Shares which underlie Performance Based Options for Bonus Periods which are subsequent to the Bonus
                   Period in which such termination  occurred.

                   (e) all previously vested Performance Based Options shall be exercisable according to the terms of this Agreement; and

                   (f) all Performance Based Options which have not vested prior to such termination or which do not vest pursuant to paragraph 6.3 (d) hereof shall immediately expire.

          7. Restriction on Transfer. This Option is not transferable by the Employee otherwise than by testamentary will or the laws of descent and distribution and, during the Employee's lifetime, may be exercised only by the Employee or the Employee's guardian or legal representative. Except as permitted by the preceding sentence, neither this Option nor any of the rights and privileges conferred thereby shall be transferred, assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise), and no such option, right, or privilege shall be subject to execution, attachment, or similar process. Upon any attempt to transfer this Option, or of any right or privilege conferred thereby, contrary to the provisions hereof, or upon the levy of any attachment or similar process upon such option, right, or privilege, this Option and any such rights and privileges shall immediately become null and void.

          8. Exercise in Event of Death or Disability. Whenever the word "Employee" is used in any provision of this Agreement under circumstances when the provision should logically be construed to apply to the Employee's guardian, legal representative, executor, administrator, or the person or persons to whom the Option may be transferred by testamentary will or by the laws of descent and distribution, the word "Employee" shall be deemed to include such person or persons.

          9. No Rights As Shareholder Prior To Exercise. The Employee shall not, by virtue hereof, be entitled to any rights of a shareholder in the Corporation, either at law or equity. Prior to exercise, the rights of the Employee are limited to those expressed in this Option and are not enforceable against the Corporation except to the extent set forth herein.

          10. Registration of Option Shares. The Option Shares have not been registered with the Securities and Exchange Commission.
The Company shall use its best efforts to register the the shares underlying the options on Form S-8 and keep such Registration in effect with the Securities and Exchange Commission as soon as practical and not later than six months from the date hereof.

          11. Anti-Dilution Provisions. The number and kind of Shares purchasable upon the exercise of this Option and the exercise price shall be subject to adjustment from time to time as follows:

                   11.1. In case the Corporation shall (i) pay a dividend or make a distribution on the outstanding Shares payable in Shares,
(ii) subdivide the outstanding Shares into a greater number of Shares,
(iii) combine the outstanding Shares into a lesser number of Shares, or (iv) issue by reclassification of the Shares any Shares of the Corporation, the Employee shall thereafter be entitled, upon exercise, to receive the number and kind of shares which, if this Option had been exercised immediately prior to the happening of such event, the Employee would have owned upon such exercise and been entitled to receive upon such dividend, distribution, subdivision, combination, or reclassification.

                   11.2. In case the Corporation shall consolidate or merge into or with another corporation, or in case the Corporation shall sell or convey to any other person or persons all or substantially all the property of the Corporation, the Employee shall thereafter be entitled, upon exercise, to receive the kind and amount of shares, other securities, cash, and property receivable upon such consolidation, merger, sale, or conveyance by a holder of the number of Shares which might have been purchased upon exercise of this Option immediately prior to such consolidation, merger, sale, or conveyance, and shall have no other conversion rights. In any such event, effective provision shall be made, in the certificate or articles of incorporation of the resulting or surviving corporation, in any contracts of sale and conveyance, or otherwise so that, so far as appropriate and as nearly as reasonably may be, the provisions set forth herein for the protection of the rights of the Employee shall thereafter be made applicable.

                   11.3. Whenever the number of Shares purchasable upon exercise of this Option is adjusted pursuant to this Section, the exercise price per Share shall be adjusted simultaneously by multiplying that exercise price per Share in effect immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Shares purchasable upon exercise of this Option immediately prior to such adjustment, and of which the denominator shall be the number of Shares so purchasable immediately after such adjustment, so that the aggregate exercise price of this Option remains the same.

                   11.4. The existence of the Option shall not affect in any way the right or power of the Corporation or its shareholders to make or authorize any adjustments, recapitalization, reorganization, or other changes in the Corporation's capital structure or its business, or any merger or consolidation of the Corporation, or any issue of bonds, debentures, preferred shares with rights greater than or affecting the Shares, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

          12.      No Waiver of Corporation's Right to Terminate
Employment. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Corporation or SLM to terminate Employee's employment for any reason, with or without cause.

          13. Notices. Any notices permitted or required under this Agreement shall be deemed given upon the date of personal delivery or 72 hours after deposit in the United States mail, postage fully prepaid, return receipt requested, addressed to the Corporation at its principal placement of business and to Employee at his residence.

          14. Corporation's Right to Repurchase Shares. In the event Employee=s employment is Terminated for Cause the Corporation may repurchase from Employee any Option Shares purchased by Employee hereunder. The purchase price to be paid for such shares shall be the Exercise Price paid by the Employee for the Option Shares, plus an eight percent (8%) carrying cost. The Corporation's right to repurchase Option Shares pursuant to this Section 14, shall terminate ninety days from the date of such Termination for Cause. Any Option Shares repurchased by the Corporation hereunder shall be paid for by certified funds. Any repurchase by the Corporation shall be conducted in a manner as to not give rise to any liability for the employee under
Section 16 of the Exchange Act.

          15. Right of First Refusal to Repurchase Shares. In the event Employee=s employment is Terminated Without Cause and in the event Employee desires to sell all or a portion of the Option Shares within ninety days of such termination of employment, the Corporation shall have the first right of refusal to purchase such shares. In such event, the Employee shall give written notice to the Corporation of his intent to sell all or a portion of the Option Shares. After receiving such notice, the Corporation shall have twenty (20) days to purchase from Employee all of the Option Shares which Employee intends to sell. Any Option Shares purchased hereunder shall be paid for by certified funds and the price per share shall be the "bid" price of the Company=s common stock on the date of Employee=s notice of intent to sell, provided, however, that if Employee has received and accepted a bona fide offer for the purchase of the Option Shares, the price paid by the Corporation shall be the offered price, rather the "bid" price.

          16.  Miscellaneous

                   16.1. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah.

                   16.2. Titles and Captions. All section titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor effect the interpretation of this Agreement.

 .                  16.3.    Entire Agreement.  This Agreement contains the
entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement.

                   16.4. Binding Agreement. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

                   16.5. Computation of Time. In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall be in-cluded, unless it is a Saturday, Sunday, or a legal holiday, in which event the period shall begin to run on the next day which is not a Saturday, Sunday, or legal holiday. In the event that the last day of any period falls on a Saturday, Sunday or legal holiday, such period shall run until the end of the next day thereafter which is not a Saturday, Sunday, or legal holiday.

                   16.6. Pronouns and Plurals. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular, or plural as the identity of the person or persons may require.

                   16.7. Arbitration. If at any time during the term of this Agreement any dispute, difference, or disagreement shall arise upon or in respect of the Agreement, and the meaning and construction hereof, every such dispute, difference, and disagreement shall be referred to a single arbiter agreed upon by the parties, or if no single arbiter can be agreed upon, an arbiter or arbiters shall be selected in accordance with the rules of the American Arbitration Association and such dispute, difference, or disagreement shall be settled by arbitration in accordance with the then prevailing commercial rules of the American Arbitration Association, and judgment upon the award rendered by the arbiter may be entered in any court having jurisdiction thereof.

                   16.8. Presumption. This Agreement or any section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

                   16.9. Further Action. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of the Agreement.

                   16.10. Parties in Interest. Nothing herein shall be construed to be to the benefit of any third party, nor is it intended that any provision shall be for the benefit of any third party.

                   16.11. Savings Clause. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

          IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above-written.

Celtic Investment, Inc.                                  Employee:

      By /s/ Douglas P. Morris                           /s/ Reese Howell, Jr.
      Douglas P. Morris, President                       Reese Howell, Jr.